SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANTTO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 23, 2004
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrants telephone number including area code:    (724) 837-3000

N/A
(Former Name or former address if changed since last report)

Item 5.      Other Events and Regulation FD Disclosure

        On June 23, 2004, Allegheny Energy, Inc. (“Allegheny Energy”) announced that it and its subsidiary, Allegheny Energy Supply Company, LLC (Allegheny Energy Supply”) will proceed with their previously announced agreement with Buckeye Power Generating, LLC (“Buckeye”), an affiliate of Buckeye Power, Inc., of Columbus, Ohio, to sell their interests in the Ohio Valley Electric Corporation (“OVEC”). The transaction is proceeding now that the other OVEC utility owners have declined to exercise their right of first offer from Allegheny Energy and Allegheny Energy Supply. Buckeye has until August 16, 2004 to obtain a commitment for financing the transaction and receive an investment grade credit rating. The agreement remains subject to certain closing conditions, including third party consents and state and federal regulatory approvals. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.      Financial Statements and Exhibits

     (c)      Exhibits

Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on June 23, 2004.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2004	ALLEGHENY ENERGY, INC. By: /S/ DAVID B. HERTZOG Name: David B. Hertzog Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on June 23, 2004.